ARCELOR

société anonyme

siège social : Luxembourg

Extract

Of the Board of Directors' minutes

Held on November 13, 2003

Note: Please note that the following document is a FREE TRANSLATION of the extract of the minutes of the Board meeting held on November 13, 2003 initially worded in French, language of the Board of Directors

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Implementation of a Level 1 ADR Program (American Depositary Receipts)

Further to a resolution with respect to the implementation of a Level 1 ADR Program adopted during the board meeting held on 28 August 2003, the directors present at the meeting of the Board of Directors confirm that they authorize and empower Mr. Joseph Kinsch, Chairman of the Board of Directors, to sign on behalf of each of them the Registration Statement on "Form F-6" duly completed, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission.

The Directors confirm that they grant full and entire powers to Mr. Joseph Kinsch to execute all acts, enclosures and documents and to do and perform each and every act and measure requisite and necessary to be done in and about the Level 1 ADR Program, in their individual capacity as a member of the Board of Directors

For extract:

February 18, 2004

\s\ Joseph KINSCH

Joseph KINSCH

Chairman of the Board of Directors

ARCELOR

société anonyme

siège social : Luxembourg

Extract

Of the Board of Directors' minutes

Held on August 28, 2003

Note: Please note that the following document is a FREE TRANSLATION of the extract of the minutes of the Board meeting held on August 28, 2003 initially worded in French, language of the Board of Directors

•

Implementation of a Level 1 ADR Program (American Depositary Receipts)

The Board of Directors resolved as follows:

"Further to a proposition of the General Management Board, the Board of Directors resolves to implement a Level 1 ADR Program in the United States of America, which does not necessitate any publication requirements and does not make the Company fall within the scope of the Sarbanes Oxley Act.

The Board of Directors acknowledges that the finalization of a deposit agreement is pending with the Bank of New York and agrees that the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Controller, and ARCELOR's representatives in the United States of America execute the form called "Form F-6 Registration Statement under the Securities Act of 1933 for Depositary Shares Evidenced by American Depositary Receipts issued by ARCELOR S.A" attached hereto, which the Board of Directors recognizes to have knowledge thereof and accepts the content.

A resolution was adopted unanimously by the Directors present at the Board Meeting held on 28 August 2003, whereby each of them, in their individual capacity as a member of the Board of Directors, authorizes and empowers Mr. Joseph Kinsch, Chairman of the Board of Directors, as his true and lawful power of attorney with power and authority to sign on behalf of each such Director the Registration Statement on "Form F-6" duly completed, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission.

For the purpose of the foregoing, the Directors grant full and entire powers to Mr. Joseph Kinsch to execute all acts, enclosures and documents and to do and perform each and every act and measure requisite and necessary to be done in and about the Level 1 ADR Program.

Directors present at the Board Meeting held on 28 August 2003 (15 Directors among 18 Directors):

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Joseph Kinsch, Chairman

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José Ramón Álvarez Rendueles, Vice- Chairman

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S.A.R. le Prince Guillaume de Luxembourg, Director

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John Castegnaro, Director

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Hedwig De Koker, Director

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Francisco Javier de la Riva Garriga, Director

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Jean-Yves Durance, Director

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Jean-Pierre Hansen, Director

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Ulrich Hartmann, Director

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Corporación JMAC, represented by Ramón Hermosilla Martín, Director

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Daniel Melin, Director

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Georges Schmit, Director

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Sergio Silva de Freitas, Director

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Fernand Wagner, Director

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Edmond Pachura, Director

For extract:

November  13, 2003

\s\ Joseph KINSCH

Joseph KINSCH

Chairman of the Board of Directors